JOINT FILING AGREEMENT

The undersigned, the Reporting Persons named in this Schedule 13D (the “Schedule 13D”), hereby agree that the Schedule 13D is filed on behalf of each of them and that each Reporting Person is responsible for the timely filing of any amendments to the Schedule 13D. Each Reporting Person further agrees that each of them is responsible for the completeness and accuracy of the information concerning such Reporting Person, respectively, contained in the Schedule 13D and that each of them is not responsible for the completeness or accuracy of the information concerning the other Reporting Persons.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 22nd day of May, 2013.

HENRY PARTNERS, L.P., by its General Partner, HENRY INVESTMENT TRUST, L.P., by its General Partner, CANINE PARTNERS, LLC

By:	/s/ David W. Wright
David W. Wright,
President

MATTHEW PARTNERS, L.P., by its General Partner, HENRY INVESTMENT TRUST, L.P., by its General Partner, CANINE PARTNERS, LLC

By:	/s/ David W. Wright
David W. Wright,
President

HENRY INVESTMENT TRUST, L.P., by its
General Partner, CANINE PARTNERS, LLC

By:	/s/ David W. Wright
David W. Wright,
President

/s/ David W. Wright
David W. Wright